Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15805, 333-45026, 333-62020, 333-106569, and 333-106570) of Aware, Inc. of our report dated February 10, 2017, relating to the consolidated financial statements, the financial statement schedule, and internal control over financial reporting of Aware, Inc., appearing in this Annual Report on Form 10-K of Aware, Inc. for the year ending December 31, 2016.

/s/ RSM US LLP

Boston, Massachusetts
February 10, 2017